                                                                    EXHIBIT 10.2


To: Polaroid Corporation; and
    Polaroid (U.K.) Limited


Date: 9 August 2001

Dear Sirs

AMENDMENT AND WAIVER AGREEMENT RELATING TO FACILITY AGREEMENT DATED
3 AUGUST 1999

1. We refer to (i) the Amendment and Waiver Agreement (the "FIRST AMENDMENT AND WAIVER AGREEMENT") dated 26 March 2001; (ii) the letter entered into on 15 May 2001 which was supplemental to the First Amendment and Waiver Agreement (the "FIRST SUPPLEMENTAL LETTER"); and (iii) the Amendment and Waiver Agreement dated 12 July 2001 (the "SECOND AMENDMENT AND WAIVER AGREEMENT") each entered into between Polaroid Corporation, Polaroid
        (UK) Limited, Deutsche Banc Alex Brown Inc., ABN AMRO Bank N.V. and others in relation to the Facility Agreement dated 3 August 1999 between such parties and referred to in the First Amendment and Waiver Agreement as the UK Facility Agreement.

2. Terms and expressions defined in the First Amendment and Waiver Agreement, the First Supplemental Letter, the Second Amendment and Waiver Agreement and the UK Facility Agreement shall, unless otherwise defined herein, bear the same meanings in this letter PROVIDED THAT, together, the First Amendment and Waiver Agreement, the First Supplemental Letter and the Second Amendment and Waiver Agreement shall be referred to as the "EXISTING WAIVER AGREEMENTS" and Clause 5 of the Second Amendment and Waiver Agreement shall be construed accordingly.

        This letter is supplemental to the Second Amendment and Waiver Agreement and shall be referred to as the "SECOND SUPPLEMENTAL LETTER".

3. Subject to the terms hereof, we hereby agree to extend the waiver referred to in the Second Amendment and Waiver Agreement so that the Waiver Expiry Time referred to therein shall be the earlier of (i) 5.00 p.m. (New York City time) on 15 November 2001 and (ii) such earlier date as may be determined pursuant to the other provisions of the Existing Waiver Agreements including Clause 5 of the Second Amendment and Waiver Agreement. Accordingly, the Waiver Period referred to in the Second Amendment and Waiver Agreement shall be construed as being the period beginning on February 16, 2001 and ending at such Waiver Expiry Time.

4. In addition we hereby agree to waive, during the Waiver Period any default which may arise under the UK Facility Agreement or the Existing Waiver Agreements solely as a result of the Guarantor's failure to have listed and delivered the stock certificates required to be delivered by it pursuant to the US Facility Agreement (as amended and restated from time to time).

5. The Guarantor agrees that the cumulative net cash flow for any Weekly Period, as reported in the Weekly Report, will not be less than the cumulative net cash flow projected for such Weekly Period in the Cash Forecast by more than $10 million ("Cash Forecast" having the meaning ascribed to it in the Fourth Supplement to Amended and Restated Amendment No.4 to and Waiver No.1 under Amended and Restated Credit Agreement) and paragraph (vii) of the First Supplemental Letter shall be amended accordingly.

6. The Guarantor agrees that Consolidated Capital Expenditures (as defined in the US Facility Agreement) will not, for each period beginning on 1 January 2001 and ending on the last day of a fiscal month specified below, exceed the amount specified for such fiscal month below:

        FISCAL MONTH                 AMOUNT
        ------------                 ------
        July 2001                    $45,200,000
        August 2001                  $53,200,000
        September 2001               $61,200,000
        October 2001                 $68,800,000

7. Clause 2.1 and Clause 4.1(d) of the Second Amendment and Waiver Agreement shall each be amended so that the words "and the presentation made by the Guarantor during a conference call with the lenders under the US Facility Agreement on August 7 2001" shall be added at the very end of those clauses after the words "June 29 Meeting Materials".

8.      The Guarantor shall comply in all respects with its obligations under
        Section 3 (PRINCIPAL PROPERTY MORTGAGES) of the Fourth Supplement to Amended and Restated Amendment No. 4 and Waiver No. 1 under Amended and Restated Credit Agreement (dated on or about the date hereof and waiving and amending certain provisions of the US Facility Agreement).

9. Clauses 10, 11, 13 and 14 of the Second Amendment and Waiver Agreement shall be deemed incorporated, MUTATIS MUTANDIS, into this letter but so that and all references therein to "this Agreement" shall be construed as being references to this letter.

10. All references in the Second Amendment and Waiver Agreement to "herein", "hereof", "hereunder", "hereby", "this Agreement", "the waivers granted hereby", "the waiver referred to in this Agreement", "the waiver contained herein", "this waiver" and each other similar reference contained in the Amendment and Waiver Agreement shall be construed as being references to the Amendment and Waiver Agreement as amended by this Second Supplemental Letter.

11. All other terms of the UK Facility Agreement and the Existing Waiver Agreements shall, save as amended pursuant to this letter, remain in full force and effect and the terms of the UK Facility Agreement shall be read as one with the Existing Waiver Agreements and this Second Supplemental Letter.

12. Each of the Borrower and the Guarantor hereby repeat the representations and warranties set out in Clause 8 of the Second Amendment and Waiver Agreement as if references therein to "the date hereof" were references to the date of this Second Supplemental Letter and as if references to the "Effective Date" were references to the date that this Second Supplemental Letter becomes effective in accordance with its terms.

13. By its signature below, the Guarantor consents to the terms of this letter, and acknowledges that this letter shall not alter, release, discharge or otherwise affect any of its obligations under the UK Facility Agreement or any Finance Document and hereby ratifies and confirms all of the Finance Documents to which it is a party.

14. Each of the Guarantor and the Borrower confirm, by execution of this letter, that all corporate or other action or steps required to authorise its entry into, performance and delivery of each of the Existing Waiver Agreements and this Second Supplemental Letter and the transactions contemplated thereby have been duly taken.

15. This waiver shall become effective in accordance with the terms herein on the date when Deutsche Bank AG, in its capacity as Agent under the UK Facility Agreement, shall have received the following:

        (i) a counterpart hereof signed by each of the parties hereto or a facsimile evidencing that such party has signed a counterpart hereof;

        (ii) confirmation that the Guarantor has paid all fees of the Agent and other costs then payable in relation to the Finance Documents (including all legal fees then outstanding); and

        (iii) evidence satisfactory to it that the Lenders under the US Facility Agreement shall have waived any defaults under the US Facility Agreement until a date no earlier than 5 p.m. (New York City time) on 15 November 2001 pursuant to a waiver containing terms that, taken as a whole, are neither more favourable to those lenders nor more restrictive or burdensome to the Guarantor or the Borrower than the terms hereof.

16.     Each of the Guarantor and the Borrower understand and accept:

        (i) the interim nature of the waiver provided hereby, and that the Lenders have given no assurances that they will, nor are they obliged to, extend the waiver provided hereby or provide other waivers under or amendments to the UK Facility Agreement or any other Finance Document;

        (ii) that except as expressly set forth herein, the waiver contained herein shall not constitute a waiver or amendment of any term or condition of the UK Facility Agreement on any other Finance Document and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects;

        (iii) that no failure or delay by the Lenders or any one of them in exercising any right, power or privilege under any Finance Document during the period prior to the date hereof or during the period the waiver referred to in this Agreement is in effect shall operate as a waiver thereof;

        (iv) that the Lenders are under no obligation to extend, and in their sole and absolute discretion may refuse to extend, the waiver referred to in this Agreement beyond the Waiver Expiry Time; and

        (v) that if following the Waiver Expiry Time (a) the Guarantor is not in compliance with Section 5.07 or 5.08(a) of the US Facility Agreement or has failed to make the payments of interest referred to in paragraph (b) of Clause 2.1 of the Second Amendment and Waiver Agreement or if the Guarantor or Borrower makes a representation under the UK Facility Agreement which is incorrect as a consequence of the circumstances described in the June 29 Meeting Materials and (b) the Lenders do not extend the waiver provided hereby or take other action in respect of any such failure, a Termination Event will automatically exist immediately under the UK Facility Agreement following the Waiver Expiry Time, without the requirement of any further action by any of the Beneficiaries.

17. Each of the Guarantor and the Borrower, for itself and on behalf of its affiliated entities, successors and assigns (the "COMPANY PARTIES"), jointly and severally releases, acquits and forever discharges, each of the Beneficiaries and their respective subsidiaries, parents, affiliates, officers, directors, employees, agents, attorneys, successors and assigns, both present and former (collectively, the "BENEFICIARIES' AFFILIATES") from any and all manner of actions, causes of action, suits, debts, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in contract, tort, law or equity which any Company Party has or may have against any of the Beneficiaries and/or the Beneficiaries' Affiliates by reason of any action, failure to act, matter or thing whatsoever arising from or based on facts occurring prior to the date hereof, including but not limited to any claim or defense that relates to, in whole or in part, directly or indirectly, (i) the making or administration of the Loan, including without limitation, any such claims and defenses based on fraud, mistake, duress, usury or misrepresentation or otherwise (ii) any covenants, agreements, duties or obligations set forth in the Finance Documents, (iii) any actions or omissions of any of the Beneficiaries' Affiliates and/or the Beneficiaries in connection with the initiation or continuing exercise of any right or remedy contained in the Finance Documents or at law or in equity, (iv) lost profits, (v) loss of business opportunity, (vi) increased financing costs, (vii) increased legal or other administrative fees, or (viii) damages to business reputation.

18. Each of the Borrower and the Guarantor agree that this letter shall be considered a "Finance Document" for all purposes of the UK Facility Agreement.

19. This letter shall be governed by and construed in accordance with English law.

20. Please indicate your agreement to the foregoing terms of this letter by executing a counterpart hereof in the space provided below and returning it to the Agent at the address notified by it to you.

For and on behalf of



CO-ARRANGERS AND DOCUMENTATION AGENT

DEUTSCHE BANC ALEX BROWN INC.

as Co-Arranger

By:     /S/ KIETH C. BRAUN
        ----------------------------

Title:  Vice President

By:     /S/ STEVEN A. COHEN
        ----------------------------

Title:  Director



ABN AMRO BANK N.V.

as Co-Arranger and Documentation Agent

By:     /S/ WILLIAM J. TERESKY, JR.
        ----------------------------

Title:  Group Vice President

By:     /S/ NEIL J. BIVONA
        ----------------------------

Title:  Group Vice President



LENDERS

ABN AMRO BANK N.V.

By:     /S/ WILLIAM J. TERESKY, JR.
        ----------------------------

Title:  Group Vice President

By:     /S/ NEIL J. BIVONA
        ----------------------------

Title:  Group Vice President

DEUTSCHE BANK A.G., LONDON BRANCH

By:     /S/ KIETH C. BRAUN
        ----------------------------

Title:  Vice President

By:     /S/ STEVEN A. COHEN
        ----------------------------

Title:  Director





DEUTSCHE BANK A.G., AMSTERDAM BRANCH

By:     /S/ KIETH C. BRAUN
        ----------------------------

Title:  Vice President

By:     /S/ STEVEN A. COHEN
        ----------------------------

Title:  Director

                                       Agreed and accepted

                                       POLAROID CORPORATION



                                       By: /S/ WILLIAM L. FLAHERTY
                                           --------------------------------

                                       Title: Executive Vice President
                                              and Chief Financial Officer

                                       Date:  August 9, 2001





                                       POLAROID (U.K.) LIMITED



                                       By: /S/ WILLIAM L. FLAHERTY
                                           --------------------------------

                                       Title: Director

                                       Date: August 9, 2001